Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN CORPORATION

Name of Subsidiary	JURISDICTION OF INCORPORATION OR ORGANIZATION
Huntsman Argentina S.R.L.	Argentina
Huntsman Chemical Company Australia Pty Limited	Australia
Huntsman Polyurethanes (Australia) Pty Limited	Australia
Huntsman Advanced Materials (Austria) GmbH	Austria
Production-trade unitary enterprise Huntsman-NMG	Belarus
Huntsman Advanced Materials (Europe) BV	Belgium
Huntsman (Belgium) BV	Belgium
Huntsman (Europe) BV	Belgium
Huntsman Textile Effects (Belgium) BV	Belgium
Huntsman Building Solutions (Europe) BV	Belgium
Huntsman Química Brasil Ltda	Brazil
Huntsman Building Solutions (Canada) Inc.	Canada
Huntsman Corporation Canada Inc.	Canada
Huntsman Advanced Materials (Guangdong) Company Limited	China
Huntsman Chemical Trading (Shanghai) Ltd	China
Huntsman Chemistry R&D Center (Shanghai) Co., Ltd	China
Huntsman Composite Materials (Tianjin) Co., Ltd.	China
Huntsman Investment (Shanghai) Co., Ltd.	China
Huntsman Polyurethanes (China) Ltd	China
Huntsman Polyurethanes Shanghai Ltd	China
Jurong Ningwu New Material Co. Ltd	China
Nanjing Jinling Huntsman New Material Co., Ltd	China
Shanghai Huntsman Polyurethanes Specialties Co., Ltd	China
Shanghai Lianheng Isocyanate Company Limited	China
Huntsman Costa Rica S.R.L.	Costa Rica
Charwell Enterprises Limited	Hong Kong
Ever Wax Limited	Hong Kong
Huntsman International (Hong Kong) Limited	Hong Kong
Huntsman Specialty (Hong Kong) Limited	Hong Kong
Hypogain Investments Limited	Hong Kong
Top Morale Limited	Hong Kong
Vigor Rich Limited	Hong Kong
Wiry Enterprises Limited	Hong Kong
Huntsman Colombia Limitada	Colombia
Huntsman (Czech Republic) s.r.o.	Czech Republic
Huntsman Building Solutions (Central Europe) a.s.	Czech Republic
Huntsman (Egypt) LLC	Egypt
Technocom For Chemical Industries S.A.E.	Egypt
Huntsman Advanced Materials (France) S.A.S.	France
Huntsman Building Solutions (France) SAS	France
Huntsman Advanced Materials (Deutschland) GmbH	Germany
Huntsman (Germany) GmbH	Germany
Huntsman International (Germany) GmbH	Germany
HUNTSMAN Verwaltungs GmbH	Germany
IRO Chemie Verwaltungsgesellschaft mbH	Germany
PUR‑Systems GmbH	Germany
Huntsman Products GmbH	Germany

Name of Subsidiary	JURISDICTION OF INCORPORATION OR ORGANIZATION
HUNTSMAN Corporation Hungary Vegyipari Termelő Fejlesztő Zártkörűen Működő Részvénytársaság	Hungary
Huntsman Solutions India Private Limited	India
Huntsman Advanced Materials (Italy) S.r.l.	Italy
Huntsman Gomet S.r.l.	Italy
Huntsman Patrica S.r.l.	Italy
Tecnoelastomeri S.r.l.	Italy
Huntsman Japan KK	Japan
Huntsman (Kazakhstan) LLP	Kazakhstan
Huntsman (Korea) Limited	Korea
KPX Huntsman Polyurethanes Automotive Co., Ltd.	Korea
Vantico Group S.à r.l.	Luxembourg
Vantico International S.à r.l.	Luxembourg
Huntsman Global Business Services Sdn. Bhd.	Malaysia
Huntsman Mexico S. de R.L. de C.V.	Mexico
BASF Huntsman Shanghai Isocyanate Investment B.V.	Netherlands
Huntsman Advanced Materials (Netherlands) B.V.	Netherlands
Huntsman China Investments B.V.	Netherlands
Huntsman (Holdings) Netherlands B.V.	Netherlands
Huntsman Holland B.V.	Netherlands
Huntsman Holland Iota B.V.	Netherlands
Huntsman Investments (Netherlands) B.V.	Netherlands
Huntsman MA Investments (Netherlands) C.V.	Netherlands
Huntsman (Netherlands) B.V.	Netherlands
Huntsman (Russia Investments) B.V.	Netherlands
Huntsman (Saudi Investments) B.V.	Netherlands
Huntsman Shanghai China Investments B.V.	Netherlands
Huntsman Textile Effects (Netherlands) B.V.	Netherlands
International Polyurethane Investments B.V.	Netherlands
Huntsman (Poland) Sp.zo.o	Poland
Joint Stock Company Huntsman-NMG	Russia
LLC Huntsman CIS	Russia
Arabian Amines Company	Saudi Arabia
Huntsman APC Limited	Saudi Arabia
Huntsman Advanced Materials (Singapore) Pte Ltd	Singapore
Huntsman (Singapore) Pte Ltd	Singapore
Huntsman Advanced Materials (Spain) S.L.U.	Spain
Huntsman Norden AB	Sweden
Huntsman Advanced Materials (Switzerland) GmbH	Switzerland
Pensionkasse Huntsman (Switzerland)	Switzerland
Huntsman Advanced Materials (Taiwan) Corporation	Taiwan
Huntsman (Taiwan) Limited	Taiwan
EMA Kimya Sistemleri Sanayi ve Ticaret A.S.	Turkey
Limited Liability Company Huntsman (Ukraine)	Ukraine
Huntsman (UAE) FZE	United Arab Emirates
Huntsman Advanced Materials Holdings (UK) Limited	U.K.
Huntsman Advanced Materials (UK) Limited	U.K.
Huntsman Corporation UK Limited	U.K.
Huntsman Europe Limited	U.K.
Huntsman (Holdings) UK	U.K.
Huntsman IFS Polyurethanes Limited	U.K.
Huntsman Offshore Investments Limited	U.K.
Huntsman Polyurethanes (UK) Limited	U.K.
Huntsman Surface Sciences Overseas Limited	U.K.
Huntsman Surface Sciences UK Limited	U.K.
Huntsman Trustees Limited	U.K.

Name of Subsidiary	JURISDICTION OF INCORPORATION OR ORGANIZATION
Airstar Corporation	USA—Utah
ESP Akron Sub LLC	USA—Delaware
HF II Australia Holdings Company LLC	USA—Utah
Huntsman (Holdings) APAC LLC	USA—Delaware
Huntsman Advanced Materials Americas LLC	USA—Delaware
Huntsman Advanced Materials LLC	USA—Delaware
Huntsman Australia Holdings LLC	USA—Utah
Huntsman Australia LLC	USA—Utah
Huntsman Building Solutions (USA) LLC	USA—Delaware
Huntsman Chemical Purchasing LLC	USA—Utah
Huntsman Enterprises LLC	USA—Utah
Huntsman Ethyleneamines LLC	USA—Texas
Huntsman Fuels GP LLC	USA—Delaware
Huntsman Fuels LLC	USA—Texas
Huntsman Fuels Partners LP	USA—Delaware
Huntsman International Investments LLC	USA—Delaware
Huntsman International LLC	USA—Delaware
Huntsman International Trading Corporation	USA—Delaware
Huntsman MA Investment Corporation	USA—Utah
Huntsman MA Services Corporation	USA—Utah
Huntsman Petrochemical LLC	USA—Delaware
Huntsman Petrochemical Purchasing LLC	USA—Utah
Huntsman Pigments LLC	USA—Delaware
Huntsman Polyurethane Venture I, L.L.C.	USA—Utah
Huntsman Polyurethane Venture II, L.L.C.	USA—Utah
Huntsman Polyurethane Venture III, L.L.C.	USA—Utah
Huntsman Polyurethane Venture IV, L.L.C.	USA—Utah
Huntsman Procurement LLC	USA—Utah
Huntsman Purchasing, Ltd.	USA—Utah
Huntsman Receivables Finance II LLC	USA—Delaware
Huntsman Receivables Finance LLC	USA—Delaware
Huntsman SA Investment Corporation	USA—Utah
Huntsman Surfactants Technology Corporation	USA—Utah
Huntsman VMC Corporation	USA—Delaware
International Risk Insurance Company	USA—Texas
Maple Shade Land LLC	USA—Delaware
Nanocomp Technologies, Inc.	USA—Delaware
Rubicon LLC	USA—Utah
Huntsman Corporation, C.A.	Venezuela
Huntsman Vietnam Company Limited	Vietnam